In the office of
Dean Heller
Secretary of State

CERTIFICATE OF FORWARD STOCK SPLIT
FOR
A.I. SOFTWARE, INC.

The undersigned President and Secretary of A.I. SOFTWARE, INC., a Nevada corporation (the "Corporation"), hereby certifies for the purposes of Nevada Revised Statute 78.209 as follows:

  The Board of Directors of the Corporation has unanimously approved, by written consent, dated March 27, 2003, fourteen (14) for one (1) forward stock split (the "Forward Stock Split") of the Corporation's authorized, issued and outstanding common stock.

  The total authorized number of shares of the Corporation before the effective date of the Forward Stock Split was One Hundred Million (100,000,000) shares of common stock with a par value of $0.00001.

  The total authorized number of shares after the effective date of the Forward Stock Split shall be One Billion and Four Hundred Million (1,400,000,000) shares of common stock with a par value of $0.00001.

  The Corporation shall issue fourteen (14) shares of common stock in exchange for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the Forward Stock Split.

  The approval of the stockholders of the Corporation is not required to effect the Forward Stock Split.

  The Forward Stock Split shall be effective on the date that this Certificate is filed with the Nevada Secretary of State.

Dated this 27th day of March, 2003.

/s/ Harvey M.J. Lawson HARVEY M.J. LAWSON PRESIDENT AND SECRETARY

This instrument was acknowledged before me on March 27, 2003, by HARVEY M.J. LAWSON, known or proved to be the person executing the above instrument.

/s/ Andrew Stewart
ANDREW STEWART
A Notary Public in and for the Province of British Columbia